EXHIBIT C

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Janux Therapeutics, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 15th day of November, 2023.

AVALON VENTURES XI, L.P.		AVALON BIOVENTURES SPV I, L.P.

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

AVALON VENTURES XI GP LLC		ABV SPV I GP LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

AVALON BIOVENTURES I LP		AVALON BIOVENTURES GP, LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

/s/ Kevin Kinsella		/s/ Richard Levandov
KEVIN KINSELLA		RICHARD LEVANDOV

/s/ Braden Bohrmann		/s/ Jay Lichter
BRADEN BOHRMANN		JAY LICHTER, PH.D.

/s/ Tighe Reardon		/s/ Sergio G. Duron
TIGHE REARDON		SERGIO G. DURON

/s/ Sanford J. Madigan
SANFORD J. MADIGAN, PH.D.